SCHEDULE 14A INFORMATION

(Amendment No. 2)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Northern Lights Fund Trust

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person (s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:

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☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

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2) Form, Schedule or Registration Statement No.:

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3) Filing Party:

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4) Date Filed:

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Probabilities Fund

a series of Northern Lights Fund Trust

Special Meeting of Shareholders February 26, 2016

Good afternoon,

Please be advised of the upcoming February 26, 2016 Special Shareholder Meeting of the Probabilities Fund.  AST Fund Solutions has been retained for the solicitation of proxies for this Special Shareholder Meeting and may have contacted your client(s) for a vote.  If you have voting authority and can vote on behalf of your client(s), please call (800) 821-2794 and give your clients first and last name(s) and the direction you would like their shares voted.  A confirmation will be sent to your client indicating how you have voted their shares.  If you do not have voting authority please encourage your clients to call: (800) 821-2794 to place their vote today.  A copy of the statement is provided in the attached for your consideration.